ARTICLES OF INCORPORATION
                                OF
                PAWNBROKERS EXCHANGE NO. ONE, INC.

          The undersigned natural person of the age of eighteen years or more, acting as the incorporator of a corporation under the Utah Revised Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

                            ARTICLE I
                               Name

          The name of this corporation is "Pawnbrokers Exchange No. One, Inc."

                            ARTICLE II
                             Duration

          The duration of this corporation is perpetual.

                           ARTICLE III
                             Purposes

          The purpose or purposes for which this corporation is organized are:

          A. To engage in the business of acquiring rights, licenses or other commitments in emerging and developed consumer and industrial products and consumer and industrial technologies and developing, manufacturing, marketing and selling same.

          B. To engage in any other lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act.

                            ARTICLE IV
                              Stock

          The aggregate number of shares which this corporation shall have authority to issue is 300,000,000 shares of common voting stock of no par value per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                            ARTICLE V
                            Amendment

          These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                            ARTICLE VI
                        Shareholder Rights

          The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of stock of this corporation. Nor shall shareholders be entitled to vote cumulatively for the election of directors of the corporation.

                           ARTICLE VII
                     Initial Office and Agent

          The name of the corporation's original registered agent and the address of its initial registered office are:

               Leonard W. Burningham, Esq.
               455 East 500 South, #205
               Salt Lake City, Utah  84111

                           ARTICLE VIII
                            Directors

          The number of directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as directors until the first annual meeting of shareholders, or until their successors are elected and qualify, are:

               Mike Vardakis
               158 South State Street
               Salt Lake City, Utah 84111

               Vincent Lombardi
               158 South State Street
               Salt Lake City, Utah 84111

               Terry S. Pantelakis
               158 South State Street
               Salt Lake City, Utah 84111

               Angelo Vardakis
               158 South State Street
               Salt Lake City, Utah 84111

                            ARTICLE IX
                           Incorporator

          The name and address of the Incorporator is:

               Leonard W. Burningham, Esq.
               455 East 500 South, #205
               Salt Lake City, Utah  84111

                            ARTICLE X
       Common Directors - Transactions Between Corporation

          No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his, her or their votes are counted for such purposes if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                              /s/Leonard W. Burningham
                              Leonard W. Burningham, Esq., Incorporator


STATE OF UTAH       )
                    ) ss
COUNTY OF SALT LAKE )

          I, Sheryl Ross, a Notary Public, hereby certify that on the 8th day of May, 2001, Leonard W. Burningham personally appeared before me who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

                              /s/Sheryl A. Ross
                              NOTARY PUBLIC
                              Residing at Salt Lake County, Utah